Exhibit 15.2

Date: April 30, 2020

Aesthetic Medical International Holdings Group Limited

Nanshan Road 1122

Nanshan District Shenzhen, 518000

The People’s Republic of China

Dear Sirs/Madams,

We hereby consent to the reference to our firm in Aesthetic Medical International Holdings Group Limited’s annual report on Form 20-F for the fiscal year ended December 31, 2019, which will be filed by Aesthetic Medical International Holdings Group Limited in April 2020 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and further consent to the incorporation by reference of the summaries of our opinions that appear in the annual report on Form 20-F into the Registration Statements (No.333-237835) on Form S-8.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ HAN KUN LAW OFFICES

HAN KUN LAW OFFICES